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                                                       Exhibit 2

                                                       CONFIDENTIAL

                          September 25, 1997


Sulzer Medica
400 Technology Drive
Angleton, Texas 77515

Attention: Robert Cohen
           Group Vice President of Business Development


                        CONFIDENTIALITY AGREEMENT

Ladies and Gentlemen:

     In connection with your possible interest in a business transaction involving Spine-Tech, Inc. (the "Company"), the Company and you may provide each other with certain information which is either non-public, confidential or proprietary in nature. For purposes of this Agreement, the party disclosing such information in any given instance is sometimes referred to as the "Disclosing Party" and the Party receiving such information is sometimes referred to as the "Recipient Party." All information furnished or to be furnished to the Recipient party by the Disclosing Party, or by its representatives with respect to the Disclosing Party (including without limitation any information in the Disclosing Party's possession that has been supplied to the Disclosing Party by customers or other third parties and that is furnished to the Recipient Party, if any), in whole or in part, together with analyses, compilations, studies or other documents prepared by the Recipient Party, any of the Recipient Party's affiliates, the Recipient Party's partners, directors, officers, employees, agents or advisers, or those of any of the Recipient Party's affiliates, which contain or otherwise reflect such information, is hereinafter referred to as "Information". In addition, the fact that such information will be, or has been, delivered to the Recipient Party itself constitutes Information for purposes of this Agreement. If the Company and you shall hereafter determine to enter into discussions or negotiations concerning a possible transaction involving the Company and

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you or an affiliate of yours, the existence and nature of such discussions and negotiations will also constitute Information for purposes of this Agreement. In consideration of the foregoing and good and valuable other consideration, the receipt of which is hereby acknowledged, you and the Company agree as follows:

     1. All Information will be kept confidential and will not, without the prior written consent of the Disclosing Party, be disclosed by the Recipient Party, any of the Recipient Party's affiliates, the Recipient Party's partners, directors, officers, employees, agents or advisers, or those of any of the Recipient Party's affiliates, in any manner whatsoever, in whole or in part, and will not be used by any of the foregoing other than in connection with considering your possible interest in a transaction with the Company. Moreover, the Recipient Party agrees to transmit Information only to the Recipient Party's partners, directors, officers, employees, agents and advisers, or those of the Recipient Party's affiliates who need to know Information for the purpose of considering the Recipient Party's possible interest in a transaction with the Disclosing Party and who are informed by the Recipient Party of the confidential nature of Information, and who agree to be bound by this Agreement. The Recipient Party will be responsible for any breach of any provision of this Agreement by the Recipient Party's affiliates, partners, directors, officers, employees, agents and advisers and those of the Recipient Party's affiliates.

     2. In no event shall Information be used by the Recipient Party, the Recipient Party's affiliates, or any of the Recipient Party's partners, directors, officers, employees, agents or advisers, or those of the Recipient Party's affiliates, in connection with purchases or sales of, or trading in, any securities of the Disclosing Party, including but not limited to direct or indirect purchases or sales, offers or agreements to purchase or sell, or rights or options to purchase or sell any such securities. You hereby acknowledge that neither you nor any of your subsidiaries own any capital stock of the Company.

     3. You agree that, except as otherwise provided in the last sentence of this paragraph 3, for a period of eighteen months from the date hereof, you and your affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act')) will not (and you and they will not assist or encourage others to), directly or indirectly, without the prior written consent of the Company.

     (a) acquire or agree (except with the Company) or publicly offer, seek or propose to acquire, or cause to be acquired (by merger, tender offer, purchase, statutory share exchange or otherwise), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the Company's assets (other than acquisitions of inventory in the ordinary course of business) or businesses or any voting stock that would result in beneficial ownership by you and your affiliates and associates of voting stock of the Company in excess of 1% of the total voting power of the outstanding shares of stock of the Company in the

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         aggregate, for which purpose any rights or options (including without limitation convertible securities) to acquire such ownership of voting stock shall constitute beneficial ownership of such voting stock, regardless of when they are exercisable, provided that nothing herein stated shall limit your right to make a proposal to the Board of Directors of the Company on a confidential basis as long as such proposal is not made public by you (or any of your affiliates or associates or any person acting in concert with you or any of your affiliates or associates) by press release or other public communication or filing unless you are legally compelled to make such disclosure; or

     (b) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company's Board of Directors, or solicit, or participate in the solicitation of, proxies or consents with respect to any securities of the Company in connection with the election of directors or any other matter or disclose to the public by press release or other communication its or their position concerning the election of directors or any other matter to be considered by the shareholders of the Company, or request permission to do any of the foregoing; or

     (c) make any other public announcement with respect to any of the foregoing; or

     (d) publicly request the Company, direct or indirectly, to waive or amend any provision of this paragraph 3.

Notwithstanding anything stated above in this paragraph 3, this paragraph 3 (except this sentence) shall be of no force or effect following (i) the publication by the Company or a proposing person, in a newspaper or periodical of general circulation or by press release, of an offer or proposal for, or the execution of an agreement in principle or definitive acquisition agreement for, a business transaction involving the sale of the Company, any merger or other business combination involving the Company or the sale of any substantial portion of the stock or assets of the Company (other than sales of inventory in the ordinary course of business) sufficient to substantially preclude the benefits that would otherwise be obtained by you from a transaction with you (other than the publication by you or any of your affiliates or associates or any person acting in concert with you or any of your affiliates or associates of such an offer or proposal) or (ii) the making (including a public announcement of an intention to make) by any person (other than the Company or you or any of your affiliates or associates or any person acting in concert with you or any of your affiliates or associates) of any tender offer or exchange offer to purchase outstanding shares of the Company's voting stock representing 10% or more of the total voting power of the Company's voting stock.


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     4.  All information, and all copies thereof, except for that portion of
Information which consists of analyses, compilations, studies or other documents prepared by the Recipient Party, the Recipient Party's partners, directors, officers, employees, agents or advisors, or those of the Recipient Party's affiliates, will be returned to the Disclosing Party without retaining any copies thereof immediately upon request of the Disclosing Party. That portion of Information which consists of analyses, compilations, studies or other documents prepared by the Recipient Party's affiliates, the Recipient Party's partners, directors, officers, employees, agents or advisers, or those of the Recipient Party's affiliates, will be held by the Recipient Party or them and kept confidential and subject to the terms of this Agreement or, at the request of the Disclosing Party, destroyed. Such destruction will be confirmed in writing upon request of the Disclosing Party. Notwithstanding any contrary foregoing provisions, the Recipient Party may, if it so elects, retain one copy only of Information in a secure location with appropriate restricted access for evidentiary purposes.

     5. Nothing stated herein shall preclude the Recipient Party, the Recipient Party's affiliates, the Recipient Party's partners, directors, officers, employees, agents or advisers, or those of the Recipient Party's affiliates, from disclosing Information that the Recipient Party is legally compelled to disclose, provided that the procedures referred to in this paragraph 5 are satisfied. In the event that the Recipient Party or any persons to whom the Recipient Party transmits Information pursuant to this Agreement become legally compelled to disclose any Information, the Recipient Party will provide the Disclosing Party with prompt notice thereof and cooperate with the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions of this Agreement, the Recipient Party or such person will furnish only that portion of such Information that the Recipient Party or such person is advised by written opinion of counsel, reasonably satisfactory to the Disclosing Party, is legally required and the Recipient Party or such person will exercise the Recipient Party's or such person's best efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information.

     6. Although each party hereto understands that the Disclosing Party has included, or may include, certain data in the Information which it believes to be relevant for the purpose of the Recipient Party's evaluation, neither such party nor its advisers makes any representation or warranty as to the accuracy or completeness of Information or of any other written or oral communication transmitted or made available to the Recipient Party, and each such party expressly disclaims any and all liability based on such information or communications or on omissions therefrom.

     7. The term "Information" does not include information that (a) becomes generally available to the public other than as a result of a disclosure by the Recipient Party or anyone to whom the Recipient Party transmits Information, (b) was known or available to the

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Recipient Party or in the Recipient Party's possession on a non-confidential basis prior to its disclosure to the Recipient Party by the Disclosing Party,
(c) is developed by the Recipient Party following disclosure by the Disclosing Party, but independently and without reference to such disclosure, or (d) becomes available to the Recipient Party on a non-confidential basis from a source other than the Disclosing Party who is not bound by a confidentiality agreement or other obligation of secrecy with respect to such information.

     8. It is understood and agreed that nothing stated herein shall entitle either party to receive any Information from the other party other than Information that the other party determines to provide or obligate either party in any manner to enter into discussions or negotiations with the other party or accept any proposals from the other party or to continue any discussions or negotiations with the other party if it does enter into any discussions or negotiations with the other party or to enter into any definitive agreements with the other party and that neither party shall be obligated to the other party in any respect except to the extent expressly set forth in any definitive written agreement, if any, hereafter entered into by the Company and you. Each party acknowledges that it has been advised by the other party that the other party has not made any determination to enter into a business transaction with such party or anyone else of the nature of the business transaction in which you have expressed an interest.

     9. It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

     10. Each party recognizes that irreparable injury may result to the non-breaching party and its business and property if the other party breaches any provision of this Agreement and that money damages would not be a sufficient remedy for any such breach. Each party therefore agrees that if it should engage, or cause or permit any other person or entity to engage, in any act in violation of any provision hereof, the other party shall be entitled, in addition to such other remedies, damages and relief as may be available under applicable law, to an injunction prohibiting the breaching party from engaging in any such act or specifically enforcing this Agreement, as the case may be.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

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     If you are in agreement with the foregoing, please sign below and return one or more fully executed copies of this Agreement to the undersigned.

                                       Very truly yours,



                                       SPINE-TECH, INC.

                                       By  /s/ Thomas P. Schnettler
                                          ---------------------------------
                                          Its  Managing Director
                                              -----------------------------
                                              as agent for the Company.


Accepted and agreed as of
the date first above written.

SULZER MEDICA



By /s/ Robert Cohen
  -----------------------------
  Its  Group Vice President
     --------------------------










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